UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C/A INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

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[X] Preliminary Information Statement
[  ] Definitive Information Statement
[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

PLATINA ENERGY GROUP, INC.

(Name of Registrant as Specified in Its Charter)

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INFORMATION STATEMENT

Platina Energy Group, Inc.
1807 Capital Avenue, Suite 101 I
Cheyenne, Wyoming 82001
Telephone: (307) 637-3900
Facsimile: (480) 287-9560

This information statement is circulated to advise the shareholders of Platina Energy Group, Inc. (the "Company") of an action to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the voting capital stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matter upon which action is being taken is:

To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares without further action on the part of the shareholders.

Shareholders holding shares representing 57 % of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to the proposed action. The approval by the shareholders to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares will not become effective until 10 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares as noted above on December 19, 2007.

If the proposed action was not adopted by written consent of a majority of the shareholders, it would have been necessary for these actions to be considered by the Company's shareholders at a Special Shareholders’ Meeting convened for the specific purpose of approving the actions. The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by Section 228 of the Delaware General Corporation Law of (the "Delaware Law"). This Section provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted. According to Section 242(b) of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to take the contemplated action. In order to effect the amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 shares as early as possible in order to accomplish the purposes of the Company, the Company utilized the written consent of the majority of the shareholders of the Company. The date on which this Information Statement will be sent to the shareholders is on, or about February 18, 2008. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was December 19, 2007, (the "Record Date").

The following is the text of the amendment to the Certificate of Incorporation which shall replace the first paragraph of Article V in its entirety:

Article V
Capital

1.           The aggregate number of shares which this Corporation shall have authority to issue is:  Five Hundred Twenty Million (520,000,000) shares of which Five Hundred Million (500,000,000) shares shall be Common Stock, each with a par value of one tenth cent ($.001) per share and Twenty  Million (20,000,000) shares shall be Preferred Shares, each with a par value of one tenth cent ($.001) per share.”

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date and as of the date hereof there were 60,979,158 shares and 99,697,908 shares, respectively,  of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the Company in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The table below set forth information, as of the Record Date of December 19, 2007, with respect to the number and percentage of outstanding shares of Company Common Stock and Series A, B and C Preferred Stock owned by (i) each person known to the Company to beneficially own more than 5% of each class of stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group.  The following calculations are made according to the rules of the Securities and Exchange Commission. Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next sixty days.  Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member.  Shares outstanding were determined as of December 19, 2007.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Ownership
Blair J. Merriam (1) PO Box 3235 Cheyenne, WY 82003	Common	5,205,457 (1)	8.5%
Daniel W. Thornton (2) 4255 S. Bannock St. Englewood, CO 80110	Common	1,612,500 (2)	2.6%
Joseph F. Langston, Jr. 10210 Highway 243 Kaufman, TX 75142	Common	353,571	0.006%

All directors and executive officers as a group (3 persons)	Common Series A Series B Series C	7,171,528 0 0 0	11.8% 0% 0% 0%

 (1) Includes 2,000,000 shares that may be acquired directly pursuant to the exercise of options.

(2) Includes 750,000 shares that may be acquired directly pursuant to the exercise of options.

Preferred Stock

As of December 19, 2007 there were no shares of preferred stock beneficially owned by directors or officers.

NO DISSENTER'S RIGHTS

Under applicable Delaware Law, any dissenting shareholders are not entitled to dissenter rights with respect to the amendment to the Company’s Certificate of Incorporation, and we will not independently provide shareholders with any such right.

REASON FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
To obtain funding for our ongoing operations, on August 30, 2007 we entered into a Securities Purchase Agreement (La Jolla Securities Purchase Agreement”) with La Jolla Cove Investors, Inc. (“La Jolla”), to (i) sell to La Jolla a 7 ¼ % Convertible Debenture (“La Jolla Debenture”) for $300,000 with a maturity date of August 30, 2010 if not earlier converted by the holder into shares of our Common Stock and (iii) issue to La Jolla a Warrant to Purchase Common Stock (“La Jolla Warrant”) to purchase shares of the Company’s Common Stock to raise up to an additional  $3,000,000 with an expiration date of August 30, 2010. The total principal balance of the Notes as of February 6, 2008 is $4,364,420 (the convertible notes are collectively referred to as the "Notes"). The La Jolla Debenture is convertible into the number of shares of Common Stock, at the Holders option, equal to the dollar amount of the Debenture being converted multiplied by eleven, minus the product of the Conversion Price multiplied by ten times the dollar amount of the Debenture being converted, and the entire foregoing result shall be divided by the Conversion Price. The “Conversion Price” shall be equal to the lesser of (i) $1.00 , or (ii) 80% of the average of the 3 lowest closing prices (“Closing Price”) during the 20 Trading Days prior to Holder’s election to convert (the percentage figure being a “Discount Multiplier”). Notwithstanding the foregoing, beginning in the first full calendar month after the Closing Date, Holder shall convert at least 10% but not more than 15% of the face value of the Debenture per calendar month into Common Shares of the Company, provided that the Common Shares are available, registered and freely tradable. If Holder converts more than 10% of the face value of the Debenture in any calendar month, the excess over 10% shall be credited against the next month’s minimum conversion amount. La Jolla has contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of Common Stock such that the number of shares of Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock.  The La Jolla Warrant provides for the purchase of 3,000,000 shares of Common Stock at an exercise price of $1,00 per share and requires that upon each conversion of any portion of the Principal Amount outstanding under the Debenture, the Holder will simultaneously exercise a percentage of the Warrant that is equal to the percentage of the Principal Amount of the Debenture being so converted by Holder.

To obtain additional funding for our ongoing operations, on January 9, 2008, we completed a $1,500,000 financing pursuant to a Securities Purchase Agreement dated effective December 31, 2007 (“Trafalgar Securities Purchase Agreement”) with Trafalgar Capital Specialized Fund, Luxembourg (“Trafalgar”) for Trafalgar to loan $1,500,000 to the Company (the “Loan”) pursuant to a secured Promissory Note (the “Note”) dated December 31, 2007.  The Holder of the Note may convert all or any part of the principal plus accrued interest into shares of the Company’s Common Stock at the fixed price of $.17 per share, subject to various adjustments, if our Common Stock is trading at $.40 or above.

We are obligated by the terms of the La Jolla Securities Purchase Agreement and the Trafalgar Securities Purchase Agreement to have available sufficient shares of our Common Stock for the exercise of the La Jolla Debenture and La Jolla Warrant and the conversion of the Trafalgar Note. We believe that we presently do not have an adequate amount of shares of Common Stock authorized to meet our obligations to La Jolla and Trafalgar as well as to maintain a sufficient number of authorized but unissued shares issuable for future financings, business acquisitions, and general corporate purposes.

If we were unable to obtain an increase in our authorized Common Stock, we would be in default of the La Jolla and Trafalgar Securities Purchase Agreements. If we are in default, we could be required to immediately repay the Debenture and Note. If we are required to repay the Debenture and Note, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the Debenture and Note when required, La Jolla and Trafalgar could commence legal action against us and Trafalgar could foreclose on all of our assets to recover the amounts due. Any such actions would require us to curtail or cease operations.

In addition, we currently have an aggregate of 163,655 shares of Preferred Stock outstanding with conversion rights to 16,365,500 shares of our Common Stock. There currently are insufficient shares of Common Stock available for such conversion.

Our Certificate of Incorporation, as amended, authorizes us to issue up to 100,000,000 shares of our common stock.  Currently we have 99,697,908 shares issued and outstanding.

The purpose of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock is to have sufficient  shares of Common Stock available to comply with previous financing obligations and conversion of Preferred Stock as set forth ablove and to have additional authorized shares of Common Stock available for possible future financing, for possible acquisition transactions, to provide equity incentives to employees, officers and consultants, and other general corporate purposes. Management believes that having such additional authorized shares of Common Stock available for issuance in the future would give the Corporation greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Other than as described above, our Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval would be sought.

EFFECTS OF THE PROPOSAL

The increase in the authorized shares of our Common Stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or regulations, the Company’s governing documents, or the rules of any stock exchange, NASDAQ or any automated inter-dealer quotation system on which the Company’s Common Stock may then be traded. The Company’s stockholders could therefore experience a reduction in their ownership interest in the Company with respect to earnings per share (if any), voting, liquidation value, and book and market value if the additional authorized shares are issued. The holders of our Common Stock have no preemptive rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership in the Company. Our Board of Directors has no plans to grant preemptive rights with respect to any of the newly-authorized shares.

Although the Board of Directors will authorize the issuance of additional shares of Common Stock or instruments into which the Common Stock is exercisable or convertible for only when it considers doing so to be in the best interests of stockholders, the availability for issuance of additional shares of Common Stock could also enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company through, for example, a proposed merger, tender offer or proxy contest.  Neither management nor the Board of Directors is aware of any planned effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of a merger, tender offer, proxy contest or otherwise, or to change the Company’s management.

As a matter of regulatory compliance, we are sending you this Information Statement, which provides you with information about this corporate action. Your consent to the action is not required and is not being solicited. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Financial Statements and Exhibits.

(a)	Financial Statements: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Exhibits

Exhibit No.	Description
Exhibit 3.1	Certificate of Incorporation and Amendments thereto (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form 10SB (No. 000-28335)
Exhibit 3.2	Certificate of Amendments to Certificate of Incorporation (incorporated by reference to Exhibit 1 to the Registrant’s Form 10-KSB on Form 10SB for the fiscal year ended March 31, 2002 (No. 000-28335)
Exhibit 3.3	Certificate of Amendments to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on June 20, 2005 (No. 000-28335)
Exhibit 3.4	Designation of Rights and Preferences of Series B preferred Stock
Exhibit 3.5	Designation of Rights and Preferences of Series C Preferred Stock
Exhibit 3.6	Bylaws (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form 10SB (No. 000-28335)
Exhibit 3.7	Amended and Restated Bylaws

By Order of the Board of Directors

/s/ Blair Merriam
Blair Merriam, Chief Executive Officer

February 11, 2008